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                                                                    EXHIBIT 99.1
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                            DANIEL INDUSTRIES, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
        SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 1996

    The undersigned stockholder of Daniel Industries, Inc. ("Daniel") hereby appoints W.A. Griffin, III, James M. Tidwell and Michael R. Yellin, or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as hereby designated, the number of votes which the undersigned would be entitled to cast if personally present at the Special Meeting of Stockholders of Daniel to be held on December 12, 1996, at 2:00 p.m., Houston time, at the
                    , Houston, Texas, and at any adjournment or postponement thereof.

(1) Proposal to approve and adopt the Agreement and Plan of Merger dated September 17, 1996, by and among Daniel, Blue Acquisition Inc., a wholly-owned subsidiary of Daniel ("Sub"), and Bettis Corporation, ("Bettis"), providing for the merger of Sub with and into Bettis, pursuant to which each outstanding share of Bettis common stock, $.01 par value, will be converted into .58 of a share of Daniel's common stock, $1.25 par value ("Common Stock").

      / /  FOR                  / /  AGAINST                  / /  ABSTAIN

(2) Proposal to approve an amendment to Daniel's Certificate of Incorporation to increase the number of authorized shares of Daniel's Common Stock to 40,000,000.

      / /  FOR                  / /  AGAINST                  / /  ABSTAIN

(3) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

                     (Continued and to be signed on other side)

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    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2, which are more particularly described in the accompanying Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

                                                  Dated _________________, 1996.

                                                  ______________________________

                                                  ______________________________
                                                   Signature of Stockholder(s)

                                                  Please sign your name exactly
                                                  as it appears hereon. Joint
                                                  owners must each sign. When
                                                  signing as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give your
                                                  full title as it appears
                                                  hereon.

                PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
                      PLEASE NOTE ANY CHANGE OF ADDRESS.

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